UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 1, 2022

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 N. Harwood Street, Suite 2200

Dallas, TX 75201

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares ($0.01 par value)	CONE	The NASDAQ Global Select Market
1.450% Senior Notes due 2027	CONE27	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

As previously disclosed, on November 14, 2021, CyrusOne Inc., a Maryland corporation (“CyrusOne” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cavalry Parent L.P., a Delaware limited partnership (“Parent”), and Cavalry Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. On February 1, 2022, the Company held a virtual special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on December 30, 2021, which was first mailed to the Company’s stockholders on December 31, 2021.

As of the close of business on December 23, 2021, the record date for the Special Meeting, there were 129,553,316 shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) outstanding and entitled to vote at the Special Meeting. 101,995,210 shares of Company Common Stock, representing approximately 78.73% of all of the issued and outstanding Company Common Stock entitled to vote, were represented at the Special Meeting. The tables below detail the voting results for each proposal:

1.	The proposal to approve (i) the Merger in accordance with the terms of the Merger Agreement, (ii) the Merger Agreement and (iii) the other transactions contemplated by the Merger Agreement (the “Merger Proposal”). The Company’s stockholders approved the Merger Proposal as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
101,582,127	72,909	340,174	0

2.	The proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the Merger (the “Advisory Compensation Proposal”). The Company’s stockholders approved, on an advisory (non-binding) basis, the Advisory Compensation Proposal as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
59,129,673	41,984,047	881,490	0

In connection with the Special Meeting, the Company also solicited proxies with respect to the adjournment of the Special Meeting for the purpose of soliciting additional proxies if there were insufficient votes at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”). As there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal, the Adjournment Proposal was unnecessary and such proposal was not submitted to the stockholders for approval at the Special Meeting.

Item 8.01	Other Events

On February 1, 2022, the Company issued a press release announcing the results of the stockholder vote at the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: February 1, 2022	By:	/s/ Robert M. Jackson
Name: Robert M. Jackson
Title: Executive Vice President, General Counsel and Secretary